UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Ocotber 1, 2010
Date of Report (Date of earliest event reported)

CELSIUS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	001-34611	20-2745790
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

140 NE 4th Avenue, Suite C, Delray Beach, FL	33483
(Address of principal executive offices)	(Zip Code)

(561) 276-2239
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Celsius Holdings, Inc. (“Celsius”) participated in the National Advertising Division, (“NAD”), of the Better Business Bureau’s voluntary self-regulation process and following the NAD’s review of Celsius’ research with respect to its beverages, the NAD confirms that Celsius substantiates its marketing claims with the multiple clinical studies that have been conducted on Celsius’ products.

Specifically, NAD stated that NAD “found that the advertiser (Celsius) could support claims that referenced the taste of Celsius and the product’s ingredients, as well as claims Celsius supplementation results in “increased metabolism,” “calorie burning,” “fat loss,” “decrease in body fat,” “greater endurance performance,” and “greater resistance to fatigue (increased energy)”.”

NAD did recommend that Celsius emphasize exercise, which recommendation is in line with the repositioning that Celsius completed earlier in the year to its products as a pre-exercise fitness drink with the tag line, “Your Ultimate Fitness Partner.”

The NAD’s purpose is to foster truth and accuracy in national advertising through voluntary self-regulation NAD's inquiry was conducted under NAD/CARU/NARB Procedures for the Voluntary Self-Regulation of National Advertising. Details of the initial inquiry, NAD's decision, and the advertiser's response will be included in the next NAD/CARU Case Report.

SIGNATURE

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

DATE: October 1, 2010	By: /s/ Geary W. Cotton
Geary W. Cotton
Chief Financial Officer